Exhibit (c)(13)

CONFIDENTIAL DRAFT Project Ocean Option B Discussion Materials Goldman, Sachs & Co. July 10, 2008

1 CONFIDENTIAL DRAFT Summary of Tower Proposals Stock Price 22-May-08 9-Jul-08 CastlePoint $ 10.65 $ 9.28 Tower 27.23 19.73 Transaction Summary Previous Offer1 Current Offer Per Share Consideration for Equity $ 12.00 $ 9.87 Net Aggregate Consideration for Equity2 $ 428.9 $ 352.6 Cash Consideration $ 125.0 $ 125.0 % Cash 29.1% 35.5 % Stock Consideration $ 303.9 $ 227.6 % Stock 70.9% 64.5 % Exchange Ratio - 100% Stock 0.441 x 0.500 x Exchange Ratio - Stock Consideration 0.312 0.323 1 Previously, Lazard communicated an offer equal to a 10.0% to 15.0% premium to CastlePoint’s 22-May-2008 closing stock price. Per share consideration of $12.00 is the approximate mid-point of this range. 2 Net of Tower’s current 6.7% ownership of CastlePoint.

2 CONFIDENTIAL DRAFT CastlePoint Historical Price Performance Since CastlePoint IPO Indexed Stock Price Historical Exchange Ratio 50% 60% 70% 80% 90% 100% 110% 120% Mar-2007 Jun-2007 Sep-2007 Dec-2007 Apr-2008 Jul-2008 Indexed Price CastlePoint Selected Bermuda Peers1 Average CastlePoint (23.6)% 2001 Bermuda 7.9 2005 Bermuda (0.3) (42.5%) (8.2%) 0.47x 0.29x 0.33x 0.38x 0.42x 0.46x 0.51x 0.55x Mar-2007 Jun-2007 Sep-2007 Dec-2007 Apr-2008 Jul-2008 Exchange Ratio CastlePoint / Tower Average Since IPO 0.43 x 6 Month 0.40 3 Month 0.40 Source: Factset, Data as of 9-Jul-2008 1 Selected Bermuda Peers include: Allied World, Arch, Aspen, Axis, Endurance, and Platinum.

3 CONFIDENTIAL DRAFT CastlePoint Analysis at Various Prices ($ in millions) Tower Current Suggested Price Premium to Current Price of $9.28 (09-Jul-2008) 0.0% 6.3% 13.1% 18.5% 23.9% 29.3 % Per Share Equity Value $ 9.28 $ 9.87 $ 10.50 $ 11.00 $ 11.50 $ 12.00 Gross Aggregate Equity Value $ 355.3 $ 377.7 $ 402.6 $ 422.5 $ 443.0 $ 463.5 Implied Exchange Ratio To Tower Current Price $ 19.73 0.47 x 0.50 x 0.53 x 0.56 x 0.58 x 0.61 x To Tower 1 Month VWAP 23.40 0.40 0.42 0.45 0.47 0.49 0.51 Per Share Cash Consideration $ 3.50 $ 3.50 $ 3.50 $ 3.49 $ 3.48 Exchange Ratio - Stock Consideration1 0.32 x 0.35 x 0.38 x 0.41 x 0.43 x Premium to 52 Week / All-Time High $ 14.85 (37.5)% (33.6)% (29.3)% (25.9)% (22.6)% (19.2)% IPO Price 14.50 (36.0) (32.0) (27.6) (24.1) (20.7) (17.2) 1 Year VWAP 11.16 (16.8) (11.6) (5.9) (1.4) 3.0 7.5 3 Month VWAP 9.80 (5.3) 0.7 7.1 12.2 17.3 22.4 1 Month VWAP 9.53 (2.6) 3.5 10.2 15.4 20.7 25.9 Price to Book (Ex-AOCI) 3/31/2008 ($11.28 / share) $ 432 0.82 x 0.87 x 0.93 x 0.98 x 1.03 x 1.07 x 12/31/2008 ($12.68 / share) 486 0.73 0.78 0.83 0.87 0.91 0.95 Price to Earnings per Share 2008E - A2 Projections $ 1.81 5.1 x 5.5 x 5.8 x 6.1 x 6.4 x 6.6 x 2009E - A2 Projections 2.39 3.9 4.1 4.4 4.6 4.8 5.0 2008E - B1 Projections $ 1.81 5.1 x 5.5 x 5.8 x 6.1 x 6.4 x 6.6 x 2009E - B1 Projections 2.03 4.6 4.9 5.2 5.4 5.7 5.9 Source: Factset, CastlePoint management 1 Represents exchange ratio assuming Tower acquisition of CastlePoint using $125mm cash.

4 CONFIDENTIAL DRAFT Analysis at Various Illustrative Exchange Ratios Tower Perspective Illustrative Exchange Ratio CastlePoint Purchase Price $ 9.87 $ 10.50 $ 11.00 $ 11.50 $ 12.00 Prem. to Current 6.3% 13.1% 18.5% 23.9% 29.3% $ 19.00 0.52 x 0.55 x 0.58 x 0.61 x 0.63 x Tower 19.73 0.50 0.53 0.56 0.58 0.61 Price 21.00 0.47 0.50 0.52 0.55 0.57 22.00 0.45 0.48 0.50 0.52 0.55 23.40 0.42 0.45 0.47 0.49 0.51 2009 EPS Accretion / Dilution (%) CastlePoint Purchase Price $ 9.87 $ 10.50 $ 11.00 $ 11.50 $ 12.00 Prem. to Current 6.3% 13.1% 18.5% 23.9% 29.3% $ 19.00 4.9% 1.5% (1.1)% (3.6)% (6.0)% Tower 19.73 6.2 2.8 0.3 (2.2) (4.6) Price 21.00 8.4 5.1 2.6 0.1 (2.2) 22.00 9.9 6.7 4.3 1.8 (0.5) 23.40 12.0 8.8 6.4 4.1 1.8 Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management.

5 CONFIDENTIAL DRAFT Tower “Value Map” Price / Book vs. ROACE Regression Tower Stand Alone 2009 ROACE: 19.3% 2008 BPVS: $15.94 Value Map RLI HCC Argo Philadelphia Consolidated Markel United America Hallmark Tower - IBES R2 = 35% 0.25x 0.50x 0.75x 1.00x 1.25x 1.50x 1.75x 2.00x 2.25x 6% 8% 10% 12% 14% 16% 18% 20% 22% 2009E ROACE Price / 2008E Book value (ex. AOCI) Amtrust National Interstate PF Price Impact _ Current Discount (14.5%) to Line 1 CastlePoint Purchase Price $ 9.87 $ 10.50 $ 11.00 $ 11.50 $ 12.00 Pro Forma 2009 ROACE 19.6% 19.0% 18.5% 18.0% 17.5 % Implied Price / BVPS 1.24 x 1.21 x 1.19 x 1.17 x 1.15 x Pro Forma BVPS $ 16.64 $ 16.74 $ 16.81 $ 16.88 $ 16.95 Implied Share Price $ 20.56 $ 20.22 $ 19.95 $ 19.69 $ 19.45 Premium to Current 4.2% 2.5% 1.1% (0.2)% (1.4)% PF Price Impact – No Discount to Line CastlePoint Purchase Price $ 9.87 $ 10.50 $ 11.00 $ 11.50 $ 12.00 Pro Forma 2009 ROACE 19.6% 19.0% 18.5% 18.0% 17.5 % Implied Price / BVPS 1.45 x 1.41 x 1.39 x 1.36 x 1.34 x Pro Forma BVPS $ 16.64 $ 16.74 $ 16.81 $ 16.88 $ 16.95 Implied Share Price $ 24.04 $ 23.64 $ 23.33 $ 23.03 $ 22.74 Premium to Current 21.9% 19.8% 18.3% 16.7% 15.2 % Note: Data as of 9-Jul-2008. CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management. 1 Represents Tower stand alone discount to regression using management A2 projections.

6 CONFIDENTIAL DRAFT Pro Forma Trading Multiples FOR ILLUSTRATIVE PURPOSES ONLY Tower Suggested Price Suggested CastlePoint Purchase Price $ 9.87 $ 10.50 $ 11.00 $ 11.50 $ 12.00 Premium to Current: $9.28 6.3% 13.1% 18.5% 23.9% 29.3 % Premium to 3 Month VWAP: $9.80 0.7 7.1 12.2 17.3 22.4 Implied 2009E P/E at Pro Forma Price Tower Current $ 20.00 5.8 x 5.6 x 5.7 x 5.9 x 6.0 x 6.2 x 22.00 6.1 6.3 6.5 6.6 6.8 24.00 6.7 6.9 7.1 7.2 7.4 26.00 7.2 7.5 7.6 7.8 8.0 Implied Price / 12/31/2008 Book Value at Pro Forma Price $ 20.00 1.24 x 1.20 x 1.20 x 1.19 x 1.18 x 1.18 x 22.00 1.32 1.31 1.31 1.30 1.30 24.00 1.44 1.43 1.43 1.42 1.42 26.00 1.56 1.55 1.55 1.54 1.53 Total Value to CastlePoint at Tower Stock Price of: $ 19.73 $ 9.87 $ 10.50 $ 11.00 $ 11.50 $ 12.00 22.00 10.60 11.31 11.86 12.42 12.98 24.00 11.24 12.02 12.62 13.23 13.84 26.00 11.89 12.73 13.38 14.05 14.71 Implied Premium to Current: $9.28 $ 19.73 6.3% 13.1% 18.5% 23.9% 29.3% 22.00 14.2 21.8 27.8 33.9 39.9 24.00 21.2 29.5 36.0 42.6 49.2 26.00 28.1 37.1 44.2 51.4 58.5 Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management.

7 CONFIDENTIAL DRAFT Pro Forma Impact Sources and Uses ($ in millions) Tower Suggested Price Suggested CastlePoint Purchase Price $ 9.87 $ 10.50 $ 11.00 $ 11.50 $ 12.00 Premium to Current: $9.28 6.3% 13.1% 18.5% 23.9% 29.3 % Premium to 3 Month VWAP: $9.80 0.7 7.1 12.2 17.3 22.4 Sources: CastlePoint Cash On-Hand $ 25.0 $ 25.0 $ 25.0 $ 25.0 $ 25.0 Cash Contribution from CPRe 45.0 45.0 45.0 45.0 45.0 Debt 75.0 75.0 75.0 75.0 75.0 Common Equity 227.6 250.3 268.3 287.0 305.7 Total Sources $ 372.6 $ 395.3 $ 413.3 $ 432.0 $ 450.7 Uses: Gross Aggregate Purchase Price for CastlePoint Equity $ 377.7 $ 402.6 $ 422.5 $ 443.0 $ 463.5 Less: Value of CastlePoint Shares owned by Tower (25.2) (27.3) (29.2) (31.0) (32.9) Net Aggregate Purchase Price for CastlePoint Equity $ 352.6 $ 375.3 $ 393.3 $ 412.0 $ 430.7 Plus: Transaction Fees and Expenses 20.0 20.0 20.0 20.0 20.0 Total Uses $ 372.6 $ 395.3 $ 413.3 $ 432.0 $ 450.7 Pro Forma Ownership Tower Ownership 67.2% 65.0% 63.4% 61.9% 60.4 % CastlePoint Ownership 32.8 35.0 36.6 38.1 39.6 Note: CastlePoint A2 projections and Tower A2 projections provided by CastlePoint and Tower management, respectively. Pro forma adjustments per guidance of Tower management.

8 CONFIDENTIAL DRAFT Option B Transaction Assumptions Market Data • As of 09-Jul-2008 Financial Projections • CastlePoint projections based on A2 management projections, unless otherwise noted • Tower projections based on A2 management projections, unless otherwise noted Purchase Accounting Adjustments • Purchase accounting adjustments subject to further review with management • Transaction closes 31-Dec-2008 • Transaction intangibles equal to 20% of excess purchase price, amortized over 10 years (per Tower management) • Assumes $20.0mm of total advisory, financing, and other deal-related expenses Transaction Related Adjustments • Post-tax loss of $4.4mm in 2009 due to change in accounting from TRM to MGA (per Tower management) • Adjustment for Tower earnings in CastlePoint assumes equity method accounting • Pre-tax cost synergies of $5.5mm and $7.2mm in 2009 and 2010, respectively, and growing at 4% thereafter • CastlePoint pre-tax income subject to 35.0% tax Financing Sources • Straight debt, excess capital and common equity • 7.0% cost of new debt • 1.0% cost of financing amortized over life of debt